UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 21, 2004

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas		79705-5510
(Address of principal executive offices)		(Zip code)

Registrant’s Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 2 -          Acquisition or Disposition of Assets

Clayton Williams Energy, Inc. (the “Company”) consummated the acquisition of Southwest Royalties, Inc. (“Southwest”) on May 21, 2004 pursuant to the Agreement and Plan of Merger by and between the Company and Southwest.  At closing, the Company paid cash consideration of $187.8 million, consisting of $57.1 million for 100% of the outstanding capital stock of Southwest and $130.7 million for the repayment of substantially all of Southwest’s existing indebtedness and the payment of, or provision for, other costs related to the transaction.  Substantially all of Southwest’s properties are located within the Permian Basin of Texas and southeastern New Mexico.  The Company estimates that the acquisition of Southwest will add approximately 187 Bcfe of proved reserves to the Company’s holdings.  In addition, the Company paid $7 million for the assets of a partnership in which Southwest owns general and limited partnership interests totaling 19.4%.

The acquisition was funded by a new senior credit facility provided by BankOne, N.A., as Administrative Agent, consisting of a three-year, $300 million Revolving Credit Facility and a four-year $75 million Senior Term Credit Facility.  The Revolving Credit Facility established an initial borrowing base of $180 million, with no monthly commitment reductions, and replaces the Company’s previous credit facility that had a borrowing base of $95 million.

On May 25, 2004, the Company finalized the sale of 1,380,869 shares of its common stock to certain institutional investors at a price of $23.00 per share in a private placement that raised approximately $31,760,000 in gross proceeds.  The Company applied $25 million of the net proceeds to reduce the balance on the Senior Term Credit Facility to $50 million, and applied the remaining net proceeds of approximately $5 million to the Revolving Credit Facility.

Item 7 -          Financial Statements, Pro Forma Financial Information and Exhibits

(a)                                  Financial Statements of Businesses Acquired.

The financial statements of the businesses acquired will be filed by amendment to this report no later than August 6, 2004.

(b)                                 Pro Forma Financial Information.

Pro forma financial information relating to the acquisition of businesses shall be filed by amendment to this report no later than August 6, 2004.

(c)                                  Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger among Clayton Williams Energy, Inc., CWEI-SWR, Inc. and Southwest Royalties, Inc., dated May 3, 2004

*  All schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

99.1	Press release dated May 24, 2004

The information contains certain estimates, predictions, assumptions and other “forward-looking statements” as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the Company’s drilling results, the Company’s ability to replace short-lived reserves, the availability of capital resources, the reliance upon estimates of proved reserves, operating hazards and uninsured risks, competition, government regulation, the ability of the Company to implement its business strategy and other factors referenced in the Company’s public filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date: June 3, 2004	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief Operating Officer

Date: June 3, 2004	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer